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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 6, 2005

ABERDENE MINES LIMITED
 (Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

101 Convention Center
Suite 700
Las Vegas, NV 89109
 (Address of principal executive offices and Zip Code)

(702) 939-5389
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01     REGULATION FD DISCLOSURE

The Company announced the appointment of Mr. Chris Broili, Certified Professional Geologies, as Project Manager of the New York Canyon exploration project located in Nevada. Mr. Broili has over 20 years of experience in mineral exploration including implementation of greenfield exploration programs and overseeing major projects from inception through to pre-development. He has also managed all phases of drilling from concept tests and discovery to definition in-fill and condemnation. Mr. Broili has been involved in the discovery of several precious metal and base metal deposits, which are currently in production or being developed. He has also been involved in pre-development evaluations including geologic modeling of ore bodies, and reserve calcuations. Mr. Broili will work from the Company's newly established field office locatedin Hawthorne, Nevada, which is a 20 minute drive from the New York Canyon project. Mr. Broili has a Masters of Science in Economic Geology from the University of Idaho, and a Bachelors of Science in Geology from Oregon State University.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit	Description

	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of October, 2005.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine
Brent Jardine
President, Principal Executive Officer, Principal
Financial Officer and a member of the board of directors.